SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) April 9, 1999

        Southeastern Income Properties II Limited Partnership
        -----------------------------------------------------
        (Exact Name of Registrant as Specified in Its Charter)

                             Virginia
             ---------------------------------------------
             (State or Other Jurisdiction of Incorporation)

            0-17461                              54-2839837
   ------------------------         -----------------------------------
   (Commission File Number)         (I.R.S. Employer Identification No.)

    5 Cambridge Center, Cambridge, Massachusetts                 02142
    --------------------------------------------                ----------
      (Address of Principal Executive Offices)                  (Zip Code)

                              (617) 234-3000
           ---------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)

                                    N/A
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On April 9, 1999, the Registrant sold its last remaining property Hunters Creek Apartments located in Charlottesville, Virginia to an unaffiliated third party for a purchase price of $7,750,000. Net proceeds to the Registrant, after satisfaction of closing costs and mortgage indebtedness, were approximately $3,400,000. It is expected that the sale will generate a gain of approximately $2,200,000 for financial reporting purposes and approximately $4,000,000 for tax purposes. In addition, it is expected that all or a portion of the net proceeds will be distributed to the Registrant's partners during the second quarter of 1999.

         As a result of this sale, all of the Registrant's assets have been liquidated and, pursuant to the terms of the Registrant's agreement of limited partnership, the Registrant will be dissolved.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (b)  Pro Forma Financial Information:
         The  required  pro forma  financial  information  is omitted as Hunters
Creek  Apartments  was  the  Registrant's  remaining  asset.  Accordingly,   the
Registrant would not have had any operations without Hunters Creek Apartment.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 12th day of December, 1999.

                                  SOUTHEASTERN INCOME PROPERTIES II
                                  LIMITED PARTNERSHIP

                                  By: Winthrop Southeastern Limited
                                      Partnership, Its General Partner

                                      By:  Eight Winthrop Properties, Inc.,
                                           Its General Partner

                                           By:  /s/ Michael Ashner
                                                ----------------------
                                                Michael Ashner
                                                Chief Executive Officer
                                                and President